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                                                                    EXHIBIT 99.1

                               THE CIT GROUP, INC.
   PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF
             STOCKHOLDERS OF THE CIT GROUP, INC. ON ______ __, 2001.

     The undersigned stockholder, having received the Notice of Special Meeting and Proxy Statement/Prospectus, appoints each of Robert J. Ingato and James P. Shanahan attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of The CIT Group, Inc. that the undersigned would be entitled to vote at the above Special Meeting and any adjournment thereof. IF THIS SIGNED PROXY CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 12, 2001, BETWEEN CIT AND TYCO ACQUISITION CORP. XIX (NV), A NEVADA CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF TYCO INTERNATIONAL LTD., A BERMUDA COMPANY, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS. IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE DIRECTORS.


                  (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

The Board of Directors Recommends a Vote "for" Items 1 and 2.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of March 12, 2001, between CIT and Tyco Acquisition Corp. XIX (NV), a Nevada corporation and a wholly-owned subsidiary of Tyco International Ltd., a Bermuda company, pursuant to which, among other things, CIT would merge with and into Tyco Acquisition and holders of CIT common stock would become Tyco shareholders.

[    ]  FOR                 [    ]  AGAINST            [    ] ABSTAIN


2. To transact such other business that may properly come before the Special Meeting.

[    ]  FOR                 [    ]  AGAINST            [    ] ABSTAIN




                       Will Attend Meeting [ ] Yes [ ] No

 Change of Address and or Comments Mark Here

VOTING BY MAIL: If you wish to vote by mailing this proxy, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or as an authorized person on behalf of a corporation or partnership, please give your full title as such.

NOTE: Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee, guardian or as an authorized person on behalf of a corporation or partnership, please give full title as such.

Dated______________________, 2001


                      __________________________________
                                  Signature


                      __________________________________
                                  Signature

      Votes must be indicated
      in Black or Blue ink.

                           (CONTINUED FROM OTHER SIDE)

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.)